Exhibit 99.01

FOR IMMEDIATE RELEASE	NEWS RELEASE Company contact: Kelly Hicks, CFO Keith Kitchen, VP of Finance khicks@pumatech.com kkitchen@pumatech.com 408-321-7650

PUMATECH, INC. ANNOUNCES FISCAL FOURTH QUARTER 2002 RESULTS
•  Company Also Announces Changes To Executive Management Team And Board Of Directors
•  Fourth-Quarter And Year-End Results To Be Announced During Investor Conference Call At 5 p.m. Eastern Time On August 29, 2002

SAN JOSE, CA (08/29/02)—Pumatech, Inc. (NASDAQ NM: PUMA), the leading provider of synchronization software and services, today announced results for its fourth quarter of fiscal 2002 ended July 31, 2002. The Company also announced the resignations of two members of its executive management team, the resignation of one member of its Board of Directors, and the appointment of Keith Kitchen as Pumatech’s new vice president of finance and chief accounting officer.

For the fourth fiscal quarter of 2002, Pumatech Inc. reported revenues of $4,404,000 compared to $5,722,000 reported last fiscal quarter and $6,970,000 reported in the fourth fiscal quarter of 2001. Revenue for the 12-month period ended July 31, 2002 was $22,940,000 compared to $38,202,000 reported in the same 12-month period last year.

Reported diluted loss per share this quarter was $(0.27), compared to $(0.21) reported last fiscal quarter and $(0.47) reported in the fourth fiscal quarter of 2001. Reported diluted loss per share for fiscal 2002 was $(0.77) compared to $(0.96) in fiscal 2001.

Pro-forma diluted loss per share excluding amortization of intangible assets, non-cash compensation charges, severance, facilities costs, other than temporary impairment of investments, and other non-recurring charges was $(0.06) this quarter as compared to $(0.10) last fiscal quarter and $(0.16) in the fourth fiscal quarter of fiscal 2001. Pro-forma diluted loss per share for fiscal 2002 was $(0.38) compared to $(0.45) reported in fiscal 2001.

For the fourth quarter of fiscal 2002, revenue contribution from the Company’s two core revenue segments was approximately 53% enterprise and 47% technology licensing. Enterprise revenue includes channel and direct sales of the Company’s Intellisync®, Enterprise Intellisync™ and Satellite Forms®

products licensed to corporations for internal use. Technology licensing revenue includes platform licensing and related professional services for corporations choosing to integrate or embed the Company’s various technologies.

The Company ended the quarter with cash and short-term investments of approximately $34.4 million representing a cash value of approximately $0.75 per share, and reported a current ratio of 3.7X with no long-term debt obligations.

“While this quarter’s revenue is below original expectations, we continue to aggressively manage our expense structure to protect our cash position,” said Kelly Hicks, Pumatech’s vice president of operations and CFO. “As previously announced, we have discontinued our on-line service offerings, closed our Santa Cruz and Nashua facilities and have effectively consolidated all U.S. non-field operations in San Jose. Additionally, we have restructured certain business functions, further reducing our overall headcount and have implemented a more efficient and cost-effective development model relying substantially on lower-cost offshore resources. We expect that the net result of these actions will be a significant decrease in our overall expense structure and therefore our targeted breakeven level.”

Woodson (Woody) Hobbs, president and CEO of Pumatech, stated, “Our decline in revenues this quarter is largely due to weak general economic conditions, reduced IT spending and our delays in bringing new products and features to market. Additionally, our decision to exit our on-line service and carrier offerings also contributed to the decline in revenues this quarter. We believe that our recent restructuring will not only further reduce our expenses but it also enables us to focus our development efforts with the goal of re-establishing revenue growth and moving us along the path to sustained profitability.”

CHANGES TO PUMATECH MANAGEMENT TEAM AND BOARD OF DIRECTORS

Pumatech also announced that Vice President of Operations and CFO Kelly Hicks and Vice President of Products Andre Sant’Anna are both leaving Pumatech at the end of this month to pursue other interests.

Keith Kitchen, previously Pumatech’s corporate controller, has been named vice president of finance and chief accounting officer. Mr. Kitchen brings more than 15 years of financial experience to his new role. He served as vice president of finance and administration for NetMind Technologies prior to its acquisition by Pumatech in 2000, and has also held a variety of financial management positions with Bausch & Lomb, Inc.

“I’d like to thank both Kelly and Andre for their significant contributions over the past several years,” said Hobbs. “Kelly has been instrumental in helping to align our expense structure with revenue levels, so that we’re able to continue on the road to profitability. Andre is the architect of our Satellite Forms technology, and played a major role in the development of our Enterprise Intellisync, Second Edition software. I wish both Kelly and Andre the best in their future endeavors.

“At the same time, we’re delighted to announce the appointment of Keith Kitchen as vice president of finance and chief accounting officer,” Hobbs continued. “Keith has proven to be an effective leader as Pumatech’s corporate controller, and as the chief financial executive at NetMind Technologies prior to joining Pumatech. His extensive experience will be a tremendous asset as we take the next step in the Company’s development.”

Separately, Steve Nicol has informed Pumatech’s Board of Directors that he has resigned from his role on the Company’s Board. Pumatech is currently conducting a search and expects to appoint a new Board member after identifying a qualified replacement for Mr. Nicol.

FOURTH QUARTER HIGHLIGHTS

•
Announced the appointment of Woodson (Woody) Hobbs as the Company’s new president and CEO. Mr. Hobbs is well known for his pioneering role in the securities industry while he was CIO of Charles Schwab. Mr. Hobbs comes to Pumatech with a wealth of industry experience, recently as a consulting executive for the venture capital community, and as a strategic systems consultant to large corporations. He was also named a member of Pumatech’s Board of Directors.

•
Received its 12th U.S. patent relating to various aspects of its intelligent synchronization technology, increasing the Company’s technology portfolio to a total of 18 U.S. patents. The new patent (U.S. Patent No. 6,405,218) applies to the manner in which Pumatech’s Intellisync product family uses fanning and tiling functions to synchronize recurring and multi-day events, appointments and tasks across personal information managers (PIMs), PCs and handheld devices.

•	Announced that two more companies will utilize Pumatech’s XML toolkit to facilitate server-to-server synchronization between their solutions and Pumatech’s Enterprise Intellisync Server software:

•
Users of Mirror Worlds Technologies’ Scopeware knowledge management software will be able to uncover valuable corporate information hidden in the large number of e-mail messages, calendars, and contact records created each day in the typical enterprise.

•
Users of Advent Software’s Qube client and portfolio relationship management system will have the ability to synchronize calendar, contacts, tasks and e-mail between Qube and Microsoft Outlook (via Microsoft Exchange), Lotus Notes (via Lotus Domino), and PDA/wireless devices.

•
Announced that Kyocera Corporation has selected Pumatech’s Intellisync Lite software to provide core synchronization capabilities for Kyocera’s next-generation handheld device. Intellisync Lite will be bundled with the new Kyocera PocketCosmo to provide complete synchronization of e-mail, calendar, contacts, tasks, notes and expense data between the new Java-based handheld and the Microsoft Outlook and Palm Desktop PC-based software applications.

•
Announced a version of Intellisync software that, when used in combination with the Administrator’s Console component of Pumatech’s Enterprise Intellisyncsoftware, gives enterprise IT personnel the ability to deploy advanced configurations and help manage Intellisync software for BlackBerryhandhelds from one centralized location. The resulting solution lowers total cost of ownership for BlackBerry handhelds by enabling IT to pre-configure and troubleshoot Intellisync software from a central console, without having to go from desk to desk to perform these tasks.

INVESTOR CONFERENCE CALL

Management will discuss fourth quarter and fiscal 2002 year-end results and hold a question-and-answer session for investors on August 29, 2002, at 5 p.m. Eastern (2 p.m. Pacific). To participate, call 1-706-643-0341 a few minutes ahead of time (no passcode required). If you are unable to participate, a replay will be available two hours after the call for 48 hours, ending at midnight on Aug. 31, 2002. To access, please dial 1-800-642-1687, or 1-706-645-9291 (international), reservation number 5245528. In addition, the replay will be available for 90 days via the Internet at www.pumatech.com.

ABOUT PUMATECH

Pumatech, Inc. (NASDAQ: PUMA) provides organizations with a comprehensive suite of software products and services that synchronizes and distributes critical information throughout an enterprise. Organizations can choose to use Pumatech’s ready-made enterprise offerings, or they can leverage Pumatech’s professional services team to create custom solutions built upon Pumatech’s core enterprise platform. Pumatech’s customer and strategic partner base includes Global 2000 companies such as Siebel, Oracle, Yahoo!, NTT DoCoMo, Boeing, CNET and General Motors. The company has headquarters in Silicon Valley, Tokyo and London. Pumatech offers more information on its products and services at www.pumatech.com.

The forward-looking statements above in this news release, including statements related to expense management and the benefits of such expense management including improved financial results, the timing of improved financial results, and the benefits of new business partnerships and products are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption of wireless computing devices, the timely introduction, availability and acceptance of new products and upgrades, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2001 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Pumatech disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Pumatech, the Pumatech logo, Intellisync, Satellite Forms and Enterprise Intellisync are trademarks of Pumatech, Inc., that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

PUMATECH, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Intangibles, Non-Cash Stock Compensation, Restructuring and Other Charges, Loss on Impairment of Assets, Other-Than-Temporary Impairment of Direct Investments, and
Other Non-Recurring Charges
(In thousands, except per share data)

	THREE MONTHS ENDED JULY 31,		TWELVE MONTHS ENDED JULY 31,
	2002	2001	2002	2001
Revenue:
License	$3,736	$6,121	$19,167	$32,027
Services	668	849	3,773	6,175

Total revenue	4,404	6,970	22,940	38,202

Cost of revenues and operating expenses:
Cost of revenue	911	2,896	6,591	10,228
Research and development	2,664	4,963	14,493	23,503
Sales and marketing	2,544	5,417	15,125	21,084
General and administrative	1,216	1,395	4,353	5,886

Total operating expenses	7,335	14,671	40,562	60,701

Operating loss	(2,931)	(7,701)	(17,622)	(22,499)
Interest and other income, net	184	727	1,140	3,344

Loss before income taxes	(2,747)	(6,974)	(16,482)	(19,155)
Provision for income taxes	(91)	(139)	(372)	(437)

Net loss	$(2,838)	$(7,113)	$(16,854)	$(19,592)

Net loss per share:
Basic and diluted	$(0.06)	$(0.16)	$(0.38)	$(0.45)
Shares used in per share calculation:
Basic and diluted	45,193	44,376	44,712	43,729

The above pro forma condensed consolidated statements of operations include operational depreciation of $744, $615, $3,241 and $2,527 and exclude the following items:
Amortization of intangibles	$1,086	$2,104	$5,163	$7,957
Non-cash stock compensation	72	325	367	1,058
Restructuring and other charges	2,027	834	5,595	1,417
Loss on impairment of assets	5,249	10,614	5,249	10,614
Other-than-temporary impairment of direct investments	185	—	380	1,180
Loss on impairment of engineering software [1]	580	—	580	—
Uncollectible contractual payments (Windward acquisition) [2]	330	—	330	—

	$9,529	$13,877	$17,664	$22,226

[1]	Classified as a research and development expense in the reported condensed consolidated statements of operations.
[2]	Classified as a general and administrative expense in the reported condensed consolidated statements of operations.

PUMATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	THREE MONTHS ENDED JULY 31,		TWELVE MONTHS ENDED JULY 31,
	2002	2001	2002	2001
Revenue
License	$3,736	$6,121	$19,167	$32,027
Services	668	849	3,773	6,175

Total revenue	4,404	6,970	22,940	38,202

Cost of revenues and operating expenses:
Cost of revenue	911	2,896	6,591	10,228
Research and development	3,244	4,963	15,073	23,503
Sales and marketing	2,544	5,417	15,125	21,084
General and administrative	1,546	1,395	4,683	5,886
Amortization of intangibles	1,086	2,104	5,163	7,957
Noncash stock compensation	72	325	367	1,058
Restructuring and other charges	2,027	834	5,595	1,417
Loss on impairment of assets	5,249	10,614	5,249	10,614

Total operating expenses	16,679	28,548	57,846	81,747

Operating loss	(12,275)	(21,578)	(34,906)	(43,545)
Interest and other income, net	184	727	1,140	3,344
Other-than-temporary impairment of direct investments	(185)	—	(380)	(1,180)

Loss before income taxes	(12,276)	(20,851)	(34,146)	(41,381)
Provision for income taxes	(91)	(139)	(372)	(437)

Net loss	$(12,367)	$(20,990)	$(34,518)	$(41,818)

Net loss per share:
Basic and diluted	$(0.27)	$(0.47)	$(0.77)	$(0.96)
Shares used in per share calculation:
Basic and diluted	45,193	44,376	44,712	43,729

PUMATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	JULY 31, 2002	JULY 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$4,331	$18,837
Short-term investments	30,100	30,071
Accounts receivable, net	3,009	4,120
Inventories, net	76	233
Other current assets	1,020	1,970

Total current assets	38,536	55,231
Property and equipment, net *	2,037	6,974
Goodwill, net	2,731	9,559
Intangible assets, net	565	3,259
Restricted cash	352	686
Other assets	2,781	3,225

TOTAL ASSETS	$47,002	$78,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$995	$2,541
Accrued liabilities	4,764	4,639
Notes payable	2,000	302
Deferred revenue	2,678	3,260

Total current liabilities	10,437	10,742

Other liabilities	1,681	—
Total liabilities	12,118	10,742
Stockholders’ equity:
Preferred stock, $0.001 par value; 2,000 shares authorized and no shares issued and outstanding at July 31, 2002 and 2001	—	—
Common stock, $0.001 par value; 80,000 shares authorized; 45,851 and 44,555 shares issued and outstanding at July 31, 2002 and 2001	46	45
Additional paid-in capital	149,503	148,479
Receivable from stockholders	(640)	(330)
Deferred stock compensation	(226)	(706)
Accumulated deficit	(113,925)	(79,407)
Other comprehensive income	126	111

Total stockholders’ equity	34,884	68,192

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,002	$78,934

*	Capital expenditures were $93, $197, $98 and $235 for the three months ended July 31, 2002, April 30, 2002, January 31, 2002 and October 31, 2001, respectively.